Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of May 4, 2021 (the “Effective Date”), by and between The Beauty Health Company, a Delaware corporation (the “Company”), and LCP Edge Holdco, LLC, a Delaware limited liability company (“LCP”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of December 8, 2020, by and among the Company, Hydrate Merger Sub, Inc., a Delaware corporation, LCP Edge Intermediate, Inc., a Delaware corporation, and LCP, in its capacity as the stockholders’ representative thereunder (the “Merger Agreement”), LCP is receiving shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”); and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Company and LCP desire to set forth certain understandings between the Company and LCP, including with respect to certain governance matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

BOARD OF DIRECTORS

Section 1.1    LCP Representation. LCP shall have the right, but not the obligation, to nominate to the Board (such nominees, the “LCP Directors”) (subject to their election by the stockholders of the Company) that number of individuals that, if elected, will result in LCP having the number of directors serving on the Board that is shown below:

(a)    From and after the Effective Date:

(i)    Three (3) directors for so long as LCP holds a number of shares of Common Stock representing at least forty percent (40%) of the shares of Common Stock then outstanding;

(ii)    Two (2) directors for so long as LCP holds a number of shares of Common Stock representing less than forty percent (40%) but at least fifteen percent (15%) of the shares of Common Stock then outstanding; and

(iii)    One (1) director for so long as LCP holds a number of shares of Common Stock representing less than fifteen percent (15%) but at least ten percent (10%) of the shares of Common Stock then outstanding.

(b)    If, at any time, LCP ceases to hold a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding, LCP shall no longer have any rights under Section 1.1(a).

(i)    At any time after LCP ceases to hold the relevant percentage of the shares of Common Stock then outstanding referred to in Section 1.1(a) above, if there is more than one LCP Director, LCP may by written notice to the Board, within five Business Days of ceasing to hold such number of shares of Common Stock, designate which directors shall be the LCP Directors and the other directors shall resign from the Board upon the written request of the Board (other than the LCP Directors); provided, that, if no such notice is received by the Board within 10 business days after the same has been requested in writing of LCP, the Board (other than the LCP Directors) shall determine which of the LCP Directors shall continue in office and which shall resign from the Board. At any time after LCP ceases to hold at least ten percent (10%) of the shares of Common Stock then outstanding, the LCP Director shall resign from the Board upon the written request of the Board.

(c)    So long as LCP holds ten percent (10%) or more of the then outstanding shares of Common Stock, the Company shall take all necessary and desirable actions to cause each of the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board to include in its membership at least one of the LCP Directors, except to the extent such membership would violate applicable securities laws or stock exchange or stock market rules.

(d)    From and after the Effective Date, unless otherwise agreed to in writing by LCP, the Company shall, as promptly as practicable, take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the applicable LCP Directors are (a) designated as Class III and/or Class II directors pursuant to Section 5.2(b) of the Company’s Second Amended and Restated Certificate of Incorporation and (b) included in the Board’s slate of nominees to the stockholders of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors, in each case, to the extent necessary such that the number of LCP Directors that LCP is eligible to designate shall be designated; and (ii) each applicable LCP Director up for election in accordance with the foregoing is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors; provided, that any individuals nominated under this Section 1.1 shall (x) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) (or the Board, other than the LCP Directors, if there is no such Nominating Committee), and (y) in the good faith judgment of the Nominating Committee (or the Board, other than the LCP Directors, if there is no such Nominating Committee) satisfy the requirements set forth in the Company’s Organizational Documents and corporate governance guidelines (as in effect from time to time), in each case as are applicable to all non-employee directors generally, including any independence requirements as set forth herein or otherwise.

(e)    If any LCP Director ceases to serve for any reason (including because of the death, disability, disqualification, resignation, or removal of such LCP Director), LCP shall, subject to LCP then being entitled to designate such individual for nomination as a director pursuant to Section 1.1(a), be entitled to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor LCP Director.

Section 1.2    Letter of Resignation. Notwithstanding anything to the contrary in this Agreement, the election or appointment of any LCP Director to the Board shall be subject to the prior execution by such LCP Director of an irrevocable resignation letter in the form attached hereto as Exhibit A.

Section 1.3    Reimbursement of Expenses; Indemnification. For so long as any LCP Director serves as a director on the Board, the Company shall (i) provide such LCP Director with the same expense reimbursement, benefits and other arrangements provided to the other members of the Board, (ii) indemnify such LCP Director on the same basis as all other members of the Board and (iii) not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any LCP Director as and to the extent consistent with applicable law, including but not limited to any rights contained in the Company’s Organizational Documents (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 1.4    Director Obligations. Any LCP Director shall, upon the election or appointment of such LCP Director to the Board, execute such agreements as are required to be executed by all non-employee directors generally and shall otherwise abide by the provisions of all codes and policies of the Company that are applicable to all non-employee directors generally, including, as applicable, the Company’s insider trading policy, policies requiring the pre-clearance of all securities trading activity, the Company’s code of conduct and business ethics and the Company’s stock ownership policy.

ARTICLE II

MISCELLANEOUS

Section 2.1    Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, at such time as LCP ceases to hold a number of shares of Common Stock representing at least ten percent (10%) of the shares of Common Stock then outstanding.

Section 2.2    Amendment and Waiver. This Agreement may be amended by the parties at any time by execution of an instrument in writing signed on behalf of each of the parties.

Section 2.3    Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.4    Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

Section 2.5    Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

Section 2.6    Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

Section 2.7    Remedies. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and LCP shall have the right to injunctive relief or specific performance, in addition to all of its rights and remedies at law or in equity, to enforce the provisions of this Agreement.

Section 2.8    No Third Party Beneficiaries. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, as a third party beneficiary or otherwise.

Section 2.9    Notices. All notices or other communications, including service of process, required or permitted hereunder shall be in writing and shall be deemed given or delivered and received on the earliest of (a) the day when delivered, if delivered personally, (b) one (1) Business Day after deposit with a nationally recognized courier or overnight service such as Federal Express (or upon any earlier receipt confirmed in writing by such service), (c) five (5) Business Days after mailing via U.S. certified mail, return receipt requested, or (d) the date sent, with no mail undeliverable or other rejection notice, if sent by email, in each case addressed as follows:

if to the Company, to:

1819 West Avenue, Bay 2

Miami Beach, FL 33139

Attention:	Brenton L. Saunders and Manisha Narasimhan
Email:	Brent.Saunders@vesperhealth.com
Manisha.Narasimhan@vesperhealth.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention:	Andrew R. Brownstein, Igor Kirman and DongJu Song
Email:	ARBrownstein@wlrk.com, IKirman@wlrk.com and
DSong@wlrk.com

if to LCP, to:

LCP Edge Holdco, LLC

c/o Linden Capital Partners LLC

150 North Riverside Plaza, Suite 5100

Chicago, IL 60606

Attention:	Brian Miller
Kam Shah
Email:	bmiller@lindenllc.com
kshah@lindenllc.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, IL 60654

Attention:	Robert A. Wilson, P.C.
Maggie D. Flores
Email:	robert.wilson@kirkland.com
maggie.flores@kirkland.com

and to such other address or addressee as any such party has specified by prior written notice to the other party in accordance with this Section 2.9.

Section 2.10    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware (without reference to its choice of law rules that would cause the application of the rules of another jurisdiction). Each party hereto hereby irrevocably and unconditionally (a) agrees that all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall only be brought in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, then in the applicable Delaware state court), or if under applicable law exclusive jurisdiction of such claim or cause of action is vested in the federal courts, then the United States District Court for the District of Delaware, (b) expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof, and (c) waives and agrees not to raise (by way of motion, as a defense or otherwise) any and all jurisdictional, venue and convenience objections or defenses that such party may have in such action or proceeding.

Section 2.11    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2.11.

Section 2.12    Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

Section 2.13    Additional Securities Subject to Agreement. All shares of Common Stock that LCP hereafter acquires by means of a stock split, stock dividend, distribution, exercise of options or warrants or otherwise (other than pursuant to a public offering) whether by merger, consolidation or otherwise (including shares of a surviving corporation into which the shares of Common Stock are exchanged in such transaction) will be subject to the provisions of this Agreement to the same extent as if held on the date hereof.

Section 2.14    Rules of Construction.

(a)                Whenever any provision of this Agreement calls for any calculation based on a number of shares of Common Stock issued and outstanding or held by LCP, the number of shares of Common Stock deemed to be issued and outstanding or held LCP, unless specifically stated otherwise, as applicable, shall be the total number of shares of Common Stock then issued and outstanding or owned by LCP and its Permitted Transferees (as such term is defined in the Registration Rights Agreement, dated as of the date hereof, among the Company, LCP and the other parties signatory thereto).

(b)                Any provision of this Agreement that refers to the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” References to numbered or letter articles, sections and subsections refer to articles, sections and subsections, respectively, of this Agreement unless expressly stated otherwise. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” when used in this Agreement is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein unless otherwise indicated. References to a Person are also to its permitted successors and assigns. In the event that any claim is made by any Person relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Person or its counsel.

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IN WITNESS WHEREOF, the parties hereto have executed this Investor Rights Agreement on the day and year first above written.

THE BEAUTY HEALTH COMPANY

By:	/s/ Brenton L. Saunders
Name: Brenton L. Saunders
Title: Executive Chairman

LCP EDGE HOLDCO, LLC

By:	/s/ Kamlesh Shah
Name: Kamlesh Shah
Title: Vice President, Assistant
Treasurer and Assistant Secretary

[Signature Page to Investor Rights Agreement]

Exhibit A

Form of Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.2 of the Investor Rights Agreement, dated as of May 4, 2021 (the “Agreement”), by and between The Beauty Health Company (the “Company”) and LCP (as defined in the Agreement). If (i) following such time that the Agreement is terminated in accordance with its terms, the Board of Directors of the Company (the “Board”) requests in writing that I resign as a director of the Company, or (ii) the Board requests in writing my resignation pursuant to and in accordance with Section 1.1(b)(i) of the Agreement, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time.

Sincerely,

/s/ Brian Miller
Brian Miller

Exhibit A

Form of Irrevocable Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.2 of the Investor Rights Agreement, dated as of May 4, 2021 (the “Agreement”), by and between The Beauty Health Company (the “Company”) and LCP (as defined in the Agreement). If (i) following such time that the Agreement is terminated in accordance with its terms, the Board of Directors of the Company (the “Board”) requests in writing that I resign as a director of the Company, or (ii) the Board requests in writing my resignation pursuant to and in accordance with Section 1.1(b)(i) of the Agreement, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time.

Sincerely,

/s/ Doug Schillinger
Doug Schillinger